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                                                               EXHIBIT 10.13


                                   AGREEMENT


         AGREEMENT, dated as of February 16, 1996, by and among MARK J. GORDON ("Gordon"), DAVID EPSTEIN ("Epstein") and JAMES MURRAY ("Murray").

                             Preliminary Statement

         Concurrently herewith, Gordon and Murray have executed and delivered a certain Stock Purchase and Shareholder Agreement, dated the date hereof, pursuant to which, among other things, Murray has purchased from Gordon 3.75 shares of common stock of Precision Response Corporation (the "Corporation") owned by Gordon (the "Gordon Agreement"). Concurrently herewith, Epstein and Murray have executed and delivered a certain Stock Purchase and Shareholder Agreement, dated the date hereof, pursuant to which, among other things, Murray has purchased from Epstein 1.25 shares of common stock of the Corporation owned by Epstein (the "Epstein Agreement"). The shares of common stock of the Corporation, par value $1.00 per share, are referred to as the "Common Stock." The Gordon Agreement and the Epstein Agreement are collectively referred to as the "Murray Agreements." Under the Murray Agreements, Gordon and Epstein, respectively, have the option, in certain circumstances, to purchase the Common Stock they have sold to Murray, and those options terminate under certain circumstances. Pursuant to this Agreement, the parties wish to provide for certain additional agreements with respect to such matters and certain other matters.

         NOW, THEREFORE, in consideration of the Murray Agreements, of which this Agreement constitutes an integral part, and other good and valuable consideration, the receipt and sufficiency of which are conclusively acknowledged by all parties, the parties agree as follows:

1.       Definitions.

         (a) Principal. "Principal" shall mean: with respect to Gordon, that (i) Gordon is the Chairman of the Board, Chief Executive Officer or President of the Corporation, or (ii) Gordon and his Affiliates collectively own at least 10% of the issued and outstanding Common Stock of the Corporation, or (iii) Gordon and his Affiliates collectively own the highest number of shares of issued and outstanding Common Stock of the Corporation; and, with respect to Epstein, that (A) Epstein is the Chairman of the Board, Chief Executive Officer or President of the Corporation, or (B) Epstein and his Affiliates collectively own at least 10% of the issued and outstanding Common Stock of the Corporation, or (C)


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Epstein and his Affiliates collectively own the highest number of shares of issued and outstanding Common Stock of the Corporation.

         (b) Affiliate. "Affiliate" shall mean, with respect to Gordon or Epstein, as applicable, an immediate family member of his, or a trust principally for his benefit and/or the benefit of his family members and/or lineal descendants, or a family limited partnership or other entity the beneficial owners of which are, principally, him and/or his family members.

         (c) Public. "Public" shall mean, with respect to the Corporation, at any given time, that the shares of Common Stock of the Corporation are listed on the New York Stock Exchange, The NASDAQ Stock Market, or the American Stock Exchange, or another national securities exchange, or that the bid and ask price of the Common Stock is reported by the NASDAQ system or a similar organization if NASDAQ is no longer reporting such information.

         (d) Fair Market Value. "Fair Market Value" shall mean, with respect to shares of Common Stock of the Corporation acquired by Murray under the Murray Agreements and owned by Murray from time to time, (i) at such time(s) as the Corporation is Public, the average last sale price (or average of the high bid and low ask prices, if applicable) of a share of Common Stock on the exchange on which it is trading (or the system by which it is reported) for the 30-day period ending on the date of service of the Sale Notice (as defined below), and (ii) at such time(s) as the Corporation is not Public, an amount equal to (A) the appraised fair market, going-concern value of the Corporation, multiplied by (B) a fraction, the numerator of which is the number of shares of Common Stock owned by Murray subject to the Sale Notice and the denominator of which is the total number of shares of issued and outstanding Common Stock of the Corporation, multiplied by (C) 80%.

         (e) Sale Notice. "Sale Notice" shall mean, if the Corporation is Public, a written notice delivered by Murray to the Principals stating Murray's intention to sell some or all of his shares of Common Stock, specifying the exact number of shares, and, if the Corporation is not Public, a written notice delivered by Murray to the Principals stating that Murray has received a Qualifying Offer (as defined below), which is accompanied by the Qualifying Offer, and which states Murray's desire to accept the Qualifying Offer.

         (f) Qualifying Offer. "Qualifying Offer" shall mean a bona fide, arms-length offer from a third party unrelated to, and unaffiliated with, Murray (stating the offeror's identity and address) to purchase some or all of Murray's shares of Common Stock, specifying the number thereof, for consideration consisting solely of cash and/or a promissory note (and stating same), and





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stating any personal guaranty of any such promissory note, and, if secured, the security (which may consist only of some or all of the shares of Common Stock to be purchased), and the closing date.

         (g) Stockholder Sale. "Stockholder Sale" shall mean a private sale (not involving any Sale of the Company described in Section 8(c)(i) of the respective Murray Agreements which includes the Purchased Stock, but including any other private sale, including a Private Sale) in which the Principals or either of them will sell in a bona fide, arms- length purchase and sale transaction a total number of shares of Common Stock which represents at least 10% of the total number of issued and outstanding shares of Common Stock of the Corporation.

         (h) Murray Agreements. Capitalized terms used herein which are not defined herein have the respective meanings ascribed to them in the Murray Agreements.

2.       Cross-Purchase Rights of Gordon and Epstein.

         (a) Gordon's Rights. In the event that, pursuant to the Epstein Agreement, Epstein has but does not exercise the right to purchase the Purchased Stock therein described pursuant to Section 5 or 6 thereof, or would have had the right but for his death or disability or the provisions of subsection (c) below, Gordon may, if he is then a Principal, and he has exercised or is exercising his corresponding right under Section 5 or 6 (as applicable) of the Gordon Agreement, by giving the requisite notice to Murray within the time Epstein is or would have been required to give such notice to exercise such right, purchase the Purchased Stock subject to the Epstein Agreement, on the terms and conditions therein described, except that Gordon shall, in order to pay the purchase price, satisfy all or the applicable portion of Epstein's Purchase Price Note in addition to paying to Murray the applicable sum of any principal and interest which has thereon been paid.

         (b) Epstein's Rights. In the event that, pursuant to the Gordon Agreement, Gordon has but does not exercise the right to purchase the Purchased Stock therein described pursuant to Section 5 or 6 thereof, or would have had the right but for his death or disability or the provisions of subsection (c) below, Epstein may, if he is then a Principal, and he has exercised or is exercising his corresponding right under Section 5 or 6 (as applicable) of the Epstein Agreement, by giving the requisite notice to Murray within the time Gordon is or would have been required to give such notice to exercise such right, purchase the Purchased Stock subject to the Gordon Agreement, on the terms and conditions therein described, except that Epstein shall, in order to pay the purchase price, satisfy all or the applicable portion of Gordon's Purchase Price





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Note in addition to paying Murray the applicable sum of any principal and interest which has thereon been paid.

         (c) Override of Murray Agreements. Notwithstanding anything to the contrary contained in either of the Murray Agreements, neither Gordon nor Epstein may exercise any right to purchase in Section 5 or 6 thereof unless, at the time the right arises under Section 5 or 6 thereof, he is a Principal.

3.       Tag-Along and Bring-Along Rights.

         (a) Tag-Along Rights. Before any Stockholder Sale may occur, Murray must receive from each of the Principals selling shares of Common Stock therein (the "Seller"), at least ten (10) business days written notice thereof which describes, in reasonable detail, all of the material terms and conditions of the Stockholder Sale. If Murray elects to participate in the Stockholder Sale as a seller, he shall give written notice of such election to the Seller within seven (7) business days following delivery to him of the notice from the Seller. Murray shall be entitled to include in such sale, on the identical terms and conditions applicable to the Seller, up to a pro rata number of his shares of Common Stock. That number shall be a number of shares equal to (i) the number of shares of Common Stock owned by Murray, multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Seller to be included in the Stockholder Sale and the denominator of which is the total number of shares of Common Stock collectively owned by the Seller (the "Murray Sale Shares"). Murray shall specify in his notice the number of shares, up to the total number of Murray Sale Shares, he wishes to include in the Stockholder Sale. The number of shares which are to be sold by the Seller in the Stockholder Sale shall be correspondingly reduced and, as between the Principals (assuming there is more than one), reduced pro rata based upon the number of shares of Common Stock each of them intended to include in the Stockholder Sale. Murray shall not have any rights under this Section 3(a) if, and from and after the time that, his employment under the Employment Agreement is terminated with Cause or he resigns his employment effective prior to the expiration of his three year employment commitment.

         (b) Bring-Along Rights. If, in connection with any Stockholder Sale, the Seller desires to include therein a pro rata number of Murray's shares of Common Stock, the Seller shall give Murray written notice to that effect, describing therein the Stockholder Sale as required in subsection (a) above. If such notice is given, Murray shall be obligated to sell in such Stockholder Sale, on the identical terms and conditions applicable to the Seller, a number of his shares equal to the Murray Sale Shares, unless a lower number is specified in the notice to him





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(unless Murray has specified a higher number in an election under subsection
(a)).

4.       First Refusal Rights.

         (a) Corporation is Public. If, any time prior to April 1, 1999, the Corporation is Public and Murray desires to sell any shares of Purchased Stock (and is not restricted from doing so under the Murray Agreements), Murray shall give a Sale Notice to each Principal. Each Principal shall have three
(3) business days following the giving of the Sale Notice to elect, by giving written notice to Murray to that effect, to purchase all of the Purchased Stock (if there are two Principals making such election, they shall purchase pro rata in accordance with their then relative percentage ownership of the equity of the Corporation) proposed by Murray to be sold for the Fair Market Value. In such event, payment of the full amount by cashier's or certified check shall be made to Murray, against delivery by Murray of the applicable stock certificate(s) and duly executed stock powers, within seven (7) business days of the election by the Principal(s) to purchase. If no such election is made, Murray may, subject to the Stock Pledge Agreement, sell such shares of Purchased Stock at any time within the 30-day period following the giving of the Sale Notice before the rights of the Principals under this subsection shall again apply.

         (b) Corporation is not Public. If, at any time hereafter, Murray desires to sell any shares of Purchased Stock at a time when the Corporation is not Public, and the contractual transferability restrictions set forth in the Murray Agreements have terminated under Section 8 thereof or have expired, Murray may, subject to the Stock Pledge Agreement, sell the Purchased Stock only pursuant to a Qualifying Offer (and otherwise may not sell, assign, transfer, pledge or dispose of any of the Purchased Stock while the Corporation is not Public, by any means, voluntarily or involuntarily, or any interest therein, except in accordance with Section 8(b)(i) or (vi) of the respective Murray Agreements), subject to the following provisions. Upon receipt of a Qualifying Offer Murray wishes to accept he shall deliver the Sale Notice to each of the Principals. Within fifteen (15) business days following the giving of the Sale Notice, each Principal may elect, by giving written notice to Murray within such time, either (i) to purchase all of the Purchased Stock subject to the Sale Notice on the terms and the conditions of the Qualifying Offer, or (ii) to purchase all of the Purchased Stock subject to the Sale Notice for its Fair Market Value. Each Principal, if there is more than one who elects to purchase the Purchased Stock, shall participate in the purchase pro rata in accordance with their relative percentage ownership of the equity of the Corporation. Each of them may, in such event, choose alternative (i) or
(ii) above, and shall, if





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they elect different alternatives, proceed with their alternatives chosen in separate transactions with Murray. If the Fair Market Value alternative is selected, the Fair Market Value shall be determined by a business appraiser acceptable to the parties, selected within ten (10) days of the giving of the notice electing to purchase. If the parties can not agree on an appraiser within ten (10) days, each shall, within the next five days, select one, and the parties shall cause the two selected to select a third as soon as possible, who will perform the appraisal. The determination of the appraiser shall be conclusive and binding on the parties. If the Fair Market Value alternative is chosen, the purchase price shall be paid in full by certified or cashier's check within ten (10) days following receipt by all parties of a copy of the appraisal, against delivery by Murray of the appropriate stock certificate(s) and duly executed stock powers.

         (c) Conflict with Tag-Along and Piggyback Registration Rights. No Principal may exercise any rights under this Section 4 which would frustrate, interfere with or preclude the exercise by Murray of his tag-along rights under
Section 3 or his piggyback registration rights under the Employment Agreement. In addition, if there has been a Private Sale, the provisions of subsection (a) above shall not apply.

5. Other Provisions. Sections 10 and 11 of each of the Murray Agreements are hereby incorporated by reference as if set forth fully herein.

6. Successors. In the event that any of the Purchased Stock is transferred pursuant to Section 8(b)(i) or (vi) of the respective Murray Agreements, the transferee shall hold such shares of Purchased Stock subject to all restrictions and rights in favor of the Principals set forth in this Agreement, including, without limitation, Sections 2, 3(b) and 4 hereof, and the rights of Murray under Sections 3(a) and 4 shall inure to the benefit of such transferees.





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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.



                                             /s/ Mark J. Gordon
                                             ------------------------------
                                             MARK J. GORDON


                                             /s/ David Epstein
                                             ------------------------------
                                             DAVID EPSTEIN


                                             /s/ James Murray
                                             ------------------------------
                                             JAMES MURRAY


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